EXHIBIT 99.2



                         INNOPUMP, INC. D/B/A VERSADIAL

                          AUDITED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                       YEARS ENDED JUNE 30, 2005 AND 2004

INNOPUMP, INC. D/B/A VERSADIAL

CONTENTS

--------------------------------------------------------------------------------


Independent Auditors' Report                                                   1


Audited Financial Statements

      Balance Sheets as of June 30, 2005 and June 30, 2004                     2

      Statements of Operations for the Years ended June 30,
      2005 and June 30, 2004                                                   3

      Statements of Stockholders' Deficit for the Years
      ended June 30, 2005 and June 30, 2004                                    4

      Statements of Cash Flows for the Years ended June 30,                  5-6
      2005 and June 30, 2004

      Notes to Financial Statements                                         7-22

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Innopump, Inc.
D/B/A Versadial


We have audited the accompanying balance sheets of Innopump, Inc. D/B/A Versadial (the "Company") as of June 30, 2005 and 2004 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innopump, Inc. D/B/A Versadial, as of June 30, 2005 and 2004, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has incurred cumulative losses of approximately $3.7 million since inception and utilized cash of approximately $1.4 million for operating activities during the two years ended June 30, 2005. The Company has a working capital deficit of approximately $637,000 and a stockholders' deficit of approximately $3.7 million as of June 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in
Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein Kass & Company, P.C.

Rothstein Kass & Company, P.C.


Roseland, New Jersey
June 21, 2006, except for paragraph five on Note 4 and paragraph six on Note 19 which are dated June 26, 2006, and paragraph eight on Note 12 which is dated July 13, 2006

INNOPUMP, INC. D/B/A VERSADIAL

BALANCE SHEETS                                         June 30,       June 30,
                                                        2005           2004
--------------------------------------------------------------------------------
ASSETS
Current assets
Cash                                                 $    55,244    $
Sublease income receivable, affiliates                    31,235
Accounts receivable                                        6,306          7,325
Inventories                                               66,032         74,566
Prepaid expenses and other current assets                 49,759         23,004
                                                     -----------    -----------

Total current assets                                     208,576        104,895
                                                     -----------    -----------

Property and equipment, net                              569,462        584,067
                                                     -----------    -----------

Other assets
Deferred financing costs                                  27,615
Security deposit                                          34,155
                                                     -----------    -----------
Total other assets                                        61,770
                                                     -----------    -----------
                                                     $   839,808    $   688,962
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS'  DEFICIT
Current liabilities
Due to licensor                                      $   284,135    $   160,000
Accounts payable and accrued expenses                    329,412        152,957
Due to related parties                                   116,312        113,554
Lease payable                                             81,914         35,687
Customer deposits                                         33,586         15,000
                                                     -----------    -----------
Total current liabilities                                845,359        477,198
                                                     -----------    -----------

Long-term liabilities
Note and interest payable                                366,702
Notes and interest payable, related parties            2,045,667      1,559,678
Convertible note and interest payable                    416,356        697,595
Common stock subject to redemption                       887,403
Lease payable                                                            80,282
Sublease security deposit, affiliate                       6,830
                                                     -----------    -----------

Total long-term liabilities                            3,722,958      2,337,555
                                                     -----------    -----------

Commitments and contingencies

Stockholders' deficit
Preferred stock, no par value, 1 million
   shares authorized, zero issued and outstanding
Common stock, $.0001 par value, 2 million
   shares authorized,246,000 issued and outstanding           25             25
Accumulated deficit                                   (3,728,534)    (2,125,816)
                                                     -----------    -----------

Total stockholders' deficit                           (3,728,509)    (2,125,791)
                                                     -----------    -----------
                                                     $   839,808    $   688,962

INNOPUMP, INC. D/B/A VERSADIAL

STATEMENT OF OPERATIONS

                                                     Year ended      Year ended
                                                      June 30,        June 30,
                                                        2005            2004
-------------------------------------------------------------------------------

Net revenues                                        $   113,297     $    88,414

Cost of revenues
Direct costs                                            100,347          63,121
Indirect costs                                          323,552         146,807
                                                    -----------     -----------

                                                        423,899         209,928
                                                    -----------     -----------

Gross margin                                           (310,602)       (121,514)
                                                    -----------     -----------

Operating expenses
General and administrative                            1,127,980         573,057
                                                    -----------     -----------

Loss from operations                                 (1,438,582)       (694,571)
                                                    -----------     -----------

Other income (expenses)
Sublease income, affiliates                              82,111
Interest expense                                        (84,437)        (27,260)
Interest expense, related parties                      (130,989)       (118,873)
Amortization of financing costs                         (27,615)
Gain (loss) on foreign currency exchange                 (3,206)          1,856
                                                    -----------     -----------

                                                       (164,136)       (144,277)
                                                    -----------     -----------

Net loss                                            $(1,602,718)    $  (838,848)
                                                    ===========     ===========


Weighted average common shares outstanding
Basic
                                                        246,000         246,000
                                                    ===========     ===========


Diluted
                                                        262,500         262,500
                                                    ===========     ===========


Loss per common share
Basic                                               $     (6.52)    $     (3.41)
                                                    ===========     ===========


Diluted                                             $     (6.11)    $     (3.20)
                                                    ===========     ===========

INNOPUMP, INC. D/B/A VERSADIAL

STATEMENTOF STOCKHOLDERS' DEFICIT
                    ------------------------------------------------------------

Years Ended June 30, 2005 and 2004
--------------------------------------------------------------------------------

                                       Preferred Stock                Common Stock                Accumulated
                                    Shares        Amount         Shares       Capital        Deficit         Total
                                 -----------    -----------    -----------   -----------   -----------    -----------
Balances, July 1, 2004                  --      $      --          246,000   $        25   $(1,286,968)   $(1,286,943)

Net loss                                                                                      (838,848)      (838,848)
                                 ------------------------------------------------------------------------------------
Balances, June 30, 2004                 --             --          246,000            25    (2,125,816)    (2,125,791)

Net loss                                                                                    (1,602,718)    (1,602,718)
                                 ------------------------------------------------------------------------------------
Balances, June 30, 2005                 --      $      --          246,000   $        25   $(3,728,534)   $(3,728,509)

INNOPUMP, INC. D/B/A VERSADIAL

STATEMENT OF CASH FLOWS
                                                      Year Ended     Year Ended
                                                       June 30,       June 30,
                                                         2005           2004
--------------------------------------------------------------------------------

Cash flows from operating activities
Net loss                                             $(1,602,718)   $  (838,848)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Depreciation and amortization                            189,700        104,742
Amortization of financing costs                           27,615
Changes in operating assets and liabilities:
Sublease income receivable, affiliates                   (31,235)
Accounts receivable                                        1,019         (7,325)
Inventories                                                8,534        (56,281)
Prepaid expenses and other current assets                (26,755)       (12,399)
Due to licensor                                          124,135        101,500
Accounts payable and accrued expenses                    174,435        108,711
Due to related parties                                     2,758         51,945
Customer deposits                                         18,586          3,653
Interest payable                                         203,855         37,524
                                                     --------------------------

Net cash used in operating activities                   (910,071)      (506,778)
                                                     --------------------------

Cash flows from investing activities
Purchase of equipment                                   (157,989)      (304,280)
Payment for security deposit                             (34,155)
Collection of sublease security deposit                    6,830
Payments for financing costs                             (55,230)
                                                     --------------------------

Net cash used in investing activities                   (240,544)      (304,280)
                                                     --------------------------

Cash flows from financing activities
Proceeds from issuance of convertible notes              550,000        675,000
Proceeds from notes payable, related parties             355,000        200,000
Proceeds from issuance of notes payable                  350,000
Payments on notes payable, related parties                              (83,155)
Payments on equipment lease                              (49,141)       (10,741)
                                                     --------------------------

Net cash provided by financing activities              1,205,859        781,104
                                                     --------------------------

Net increase (decrease) in cash                           55,244        (29,954)

Cash, beginning of period                                                29,954
                                                     --------------------------

Cash, end of period                                  $    55,244    $      --
                                                     ==========================

INNOPUMP, INC. D/B/A VERSADIAL

                                                         Year Ended   Year Ended
                                                          June 30,     June 30,
                                                            2005         2004
--------------------------------------------------------------------------------

Supplemental disclosure of cash flow information,
cash paid during the period for interest                 $   11,061   $  107,754
                                                         ==========   ==========

Supplemental disclosure of non-cash
investing and financing, activities:

Convertible debentures converted to common stock         $  825,000   $     --
                                                         ==========   ==========

Purchase of equipment financed by lease obligation       $   17,106   $  126,710
                                                         ==========   ==========

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.    Organization and nature of operations

Innopump, Inc. D/B/A Versadial ("Innopump" or the "Company") is a Nevada corporation which was formed on April 1, 2005. Subsequent to formation, the Company acquired all of the assets and assumed certain liabilities of Sea Change Group, LLC ("SCG"), a privately held New York Limited Liability Company formed in 1999. This transaction was completed on May 25, 2005 and is described in Note 2.

The Company is engaged in the manufacture of a dual dispenser that enables the user to blend two liquids in varying proportions. Substantially all of the Company's revenues are derived from wholesale customers located in both the continental United States and Europe. The dual dispensers are manufactured in Germany and are currently being utilized in the food and cosmetic industries.

2.    Business acquisition

On May 25, 2005, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with SCG, whereby the Company acquired all of the assets and assumed certain liabilities of SCG for an initial purchase price of $231,500. The transaction resulted in the acquisition by the Company of approximately $764,000 in assets and $1,943,000 in assumed liabilities. The purpose of this acquisition was to set up the appropriate structure for a potential reverse merger with a publicly-traded entity (see Note 3).

This transaction between the Company and SCG, which are entities under common control, was accounted for in a manner similar to a pooling of interests whereby the assets and liabilities of SCG were transferred to the Company at historical amounts. The financial statements are prepared as if the transaction had occurred at the beginning of the periods presented herein, and present the financial data of previously separate entities.

In April 2005, one month prior to entering into the Asset Purchase Agreement, $825,000 of SCG convertible debt was converted into 8.25 membership interests of SCG at a conversion ratio of 1 interest for each $100,000 of convertible debt. The debt holders were also issued an additional 16,500 common shares of Innopump in connection with the convertible notes. A provision in the Asset Purchase Agreement provided the prior debt holders a put option whereby they could sell their Innopump shares back to the Company between September 30, 2006 and October 30, 2006 at an amount equal to the principal and interest which would have been due upon conversion. The aggregate amount of $887,403 (which includes $62,403 in accrued interest through the conversion date) is included on the balance sheet as a liability (see Note 11).

All members of SCG, at the time of the asset purchase, were given 2,000 founder shares of the Company's common stock for each membership interest in SCG, resulting in the issuance of 220,000 founder shares of common stock (see Note
15).

3.    Proposed plan of merger

On June 9, 2005, the Company entered into an Agreement and Plan of Merger with Carsunlimited.com ("CARS"), a Nevada publicly-held corporation, whereby the Company would become a majority-owned subsidiary of CARS and upon completion of a merger agreement, the holders of the Company's common stock would hold a majority interest of CARS. If the merger is completed, the accounting of this transaction will differ from its legal form, as the Company will be considered the accounting acquirer and CARS the acquired entity. The transaction will be accounted for as a reverse acquisition under the purchase method of accounting, whereby assets of CARS will be revalued and the purchase price allocated to those assets acquired and liabilities assumed. The Company's historical financial statements will be carried forward as those of the combined entity.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

4.    Going concern and liquidity

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At June 30, 2005, the Company had incurred cumulative losses of approximately $3.7 million since inception and utilized cash of approximately $1.4 million for operating activities during the two years ended June 30, 2005. The Company has a working capital deficit of approximately $637,000 and a stockholders' deficit of approximately $3.7 million as of June 30, 2005.

Management recognizes that the Company must generate additional revenue and sufficient gross profits to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base and product line, especially in the food and cosmetic industries. In addition, management recognizes that the Company must raise additional capital to meet its debt obligations and to finance capital expenditures which are required to meet customer specifications.

As a result of the proposed plan of merger with CARS, during the year ended June 30, 2005, the Company was able to obtain approximately $1 million in bridge financing, of which $300,000 was received from private investors and approximately $700,000 was received from Ocean Drive Opportunity Fund, LLC ("Ocean Drive", an affiliate of CARS.

On September 22, 2005, CARS entered into a non-binding term sheet with Mellon HBV SPV, LLC ("Mellon Bank") whereby Mellon Bank would purchase $7.5 million of senior redeemable convertible debt from CARS upon the completion of a reverse merger with the Company. The senior redeemable convertible debt will bear interest at a fixed rate of 10%. The debt will mature 30 months from the date of closing. The convertible debt will be convertible into shares of the Company's common stock at a price per share equal to $16 million divided by the number of outstanding shares of the Company after it is acquired. In addition, the lender will receive 5-year term warrants which aggregate 22% coverage on an as-if-converted basis on the investment. The term sheet includes a penalty whereby warrants will be issued should the acquired Company's rolling EBITDA fall short of certain targets during the term of the notes. The warrants are exercisable upon the maturity of the notes and will expire three years from the date of maturity.

As of June 26, 2006, the Company has received an aggregate of $3 million from Mellon Bank in bridge loans in connection with this transaction.

Management believes that this transaction, if completed, will enable the Company to receive sufficient capital to build its product line with the necessary equipment expenditures required. Management also believes that it will be able to extend the maturity dates of certain debt and convert other debt to equity at the time the merger with CARS becomes effective. The transaction is pending the completion of financial information which is required from the Company.

There can be no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms if at all, or that it will be successful in building its customer base and product line. If the Company is unsuccessful in building its customer base and obtaining financing for its capital equipment requirements or is unable to obtain additional financing on terms favorable to the Company there could be a material adverse effect on the financial position, results of operations and cash flows of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5.    Summary of significant accounting policies

Basis of Presentation

The transaction described in Note 2 between the Company and SCG, which are entities under common control, was accounted for in a manner similar to a pooling of interests whereby the assets and liabilities of SCG were transferred to the Company at historical amounts. The financial statements were prepared as if this transaction had occurred at the beginning of the periods presented herein, and present the financial data of previously separate entities.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written off as uncollectible at the discretion of management.

Inventories

Inventories, which consist principally of raw materials and finished goods, are stated at cost on the first-in, first-out basis, which does not exceed market value.

Depreciation and Amortization

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets. The Company provides for depreciation and amortization over the following estimated useful lives:

         Machinery and equipment           10 Years
         Molds                              3 Years

Costs of maintenance and repairs are expensed as incurred while betterments and improvements are capitalized.

Loss Per Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period. Written put options are included in the determination of dilutive earnings per share if they are dilutive and the potential dilutive effect is computed using the reverse treasury stock method. The calculation of diluted net loss per share excludes potential common shares if the effect is anti-dilutive.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the balance sheets.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5.    Summary of significant accounting policies (continued)

Revenue Recognition

Revenues are generally recognized at the time of shipment. The Company requires deposits from certain customers which are recorded as current liabilities until the time of shipment.

Income Taxes

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

Impairment of Long-Lived Assets

Certain long-lived assets of the Company are reviewed at least annually to determine whether there are indications that their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Management also reevaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2005, management expects these assets to be fully recoverable.

Foreign Currency Transactions

The Company complies with SFAS No. 52 "Foreign Operations and Currency Translation". All foreign currency transaction gains and losses are included in the Company's net income (loss) in the period the exchange rate changes.

Shares Subject to Mandatory Redemption

The Company complies with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", which requires certain financial instruments such as mandatory redeemable shares, be classified as liabilities even though they possess certain characteristics of equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5.    Summary of significant accounting policies (continued)

Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections". SFAS No. 154 replaces Accounting Principles Board ("APB") No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of SFAS No. 154 will have a material impact on its balance sheets and statements of operations, stockholders' equity and cash flows.

In December 2004, the FASB issued SFAS No. 123(R), "Share Based Payment". SFAS No. 123(R) revises SFAS No. 123 and is effective for non-public companies as of the beginning of the first annual reporting period after December 31, 2005. SFAS No. 123(R) requires public entities to measure the cost of employment services received in exchange for an award of equity instruments on the grant date based on the fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award--the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in SFAS No. 123. The Company does not anticipate that the adoption of SFAS No. 123(R) will have a material impact on its balance sheets and statements of operations, stockholders' equity and cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" which amends SFAS No. 133 and SFAS No. 140. SFAS No. 155 permits hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to irrevocably be accounted for at fair value, with changes in fair value recognized in the statement of income. The fair value election may be applied on an instrument-by-instrument basis. SFAS No. 155 also eliminates a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after December 1, 2006. At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument will be recognized as a cumulative-effect adjustment to beginning retained earnings. The Company does not expect the new standard to have any material impact on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140". SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. The standard permits an entity to subsequently measure each class of servicing assets or servicing liabilities at fair value and report changes in fair value in the statement of income in the period in which the changes occur. SFAS No. 156 is effective for the Company as of December 1, 2006. The Company does not expect the new standard to have any material impact on its financial position and results of operations.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

6.    Inventories

Inventories consist of the following at June 30, 2005 and 2004:

                               June 30,     June 30,
                                2005         2004

      Raw materials          $   30,416   $   49,183
      Finished goods             35,616       25,383
                             -----------------------
                             $   66,032   $   74,566
                             =======================

7.    Property and equipment

Property and equipment consist of the following at June 30, 2005 and 2004:

                                          June 30,     June 30,
                                           2005         2004

       Machinery and equipment          $  429,405   $  339,384
       Molds                               449,034      363,959
                                        -----------------------

                                           878,439      703,343
       Less accumulated
         depreciation
         and amortization                  308,977      119,276
                                        -----------------------

                                        $  569,462   $  584,067
                                        =======================


Depreciation expense amounted to approximately $190,000 and $105,000 for the years ended June 30, 2005 and 2004, respectively.


8.    Notes and interest payable

Notes and interest payable consist of the following as of June 30, 2005 and 2004:

                           June 30,         June 30,
                            2005             2004

Ocean Drive         (a)$       316,702   $          --
Individual lender   (b)         50,000
                    ------------------------------------

                       $       366,702   $          --
                    ====================================

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

8.    Notes and interest payable (continued)

a) In connection with the Asset Purchase Agreement, the Company assumed a promissory note in the amount of $300,000 originally issued by SCG on October 19, 2004. The note is held by Ocean Drive, bears interest at 8% per annum due at maturity, is secured by the assets of the Company and matures on the earlier of October 19, 2005 or upon the occurrence of events of default as stipulated in the agreement, which includes the merger of the Company with CARS as described in Note 3. On July 20, 2005, the lender agreed to extend the due date to December 28, 2006 (see Note 19, Note Payable Extensions).

      Accrued interest related to the Ocean Drive notes included in notes and interest payable approximated $17,000 and $-0- at June 30, 2005 and June 30, 2004, respectively. Interest expense approximated $17,000 and $-0- for the years ended June 30, 2005 and 2004, respectively.

b) On June 30, 2005, the Company signed a $50,000 promissory note with an individual. The note bears interest at 8%, is collateralized by the assets of the Company, and is due with interest in 180 days. The note was not paid when due and on January 17, 2006 the maturity date was extended to July 30, 2006 (see Note 19, Note Payable Extensions).


9.    Notes and interest payable, related parties

Notes and interest payable, related parties consist of the following as of June 30, 2005 and 2004:

                                 June 30,     June 30,
                                   2005         2004

      Related party          (a)$1,561,490   $1,345,278
      Related party          (b)   230,344      214,400
      Related party          (c)   253,833
                                -----------------------
                                $2,045,667   $1,559,678
                                =======================


a) The Company has two outstanding notes with a related party: a $1,098,536 8% per annum note which matures on October 30, 2006 and a $300,000 8% per annum note which matures on the earlier of October 30, 2006 or the date of the potential merger of the Company with CARS.

b) The Company has two outstanding notes with a related party: a $100,000 8% per annum note which matures on October 30, 2006 and a $100,000 8% per annum note which matures on the earlier of October 30, 2006 or the date of the potential merger of the Company with CARS.

c) On April 22, 2005, the Company signed a $250,000 promissory note with a related party. The note bears interest at 8%, is collateralized by the assets of the Company, and is due with interest on October 22, 2005. The note was not paid when due and on January 17, 2006 the maturity was extended July 30, 2006 (see Note 19, Note Payable Extensions).

Accrued interest included in notes and interest payable to related parties approximated $197,000 and $66,000 at June 30, 2005 and 2004, respectively. Interest expense approximated $131,000, and $119,000 for the years ended June 30, 2005 and 2004, respectively.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


10.   Convertible notes

Convertible notes consist of the following as of June 30, 2005 and 2004:

                                   June 30,     June 30,
                                     2005         2004

   Individual lenders          (a)$     --     $  697,595
   Ocean Drive                 (b)   416,356
                                  ----------   ----------

                                  $  416,356   $  697,595
                                  ==========   ==========

a) During October 2003, various individuals loaned the Company an aggregate of $675,000 under the terms of similar promissory notes. The notes bore interest at 6% and matured on October 30, 2006. During August 2004, the Company obtained an additional promissory note under similar terms for $150,000. In April 2005, these notes were converted into 8.25 membership interests of SCG (see Note 11).

b) In connection with the Asset Purchase Agreement, the Company assumed a convertible promissory note in the amount of $400,000 originally issued by SCG on December 28, 2004. The note is held by Ocean Drive, bears interest at 8% per annum due at maturity, is secured by the assets of the Company and matures on the earlier of December 28, 2005 or upon the occurrence of certain events as stipulated in the agreement, which includes the acquisition of the Company as described in Note 3. The note is convertible into common stock of the Company at any time after there is written acknowledgement that an acquisition transaction will not occur or may be converted into the right to receive other securities, cash or other property that would have been receivable upon a recapitalization, merger, share exchange or acquisition transaction based on the number of shares issuable upon conversion of the note immediately prior to such transaction. On July 20, 2005, the lender agreed to extend the due date to December 28, 2006 (see Note 19, Convertible Note Extensions).

      The Company incurred approximately $55,000 in financing this note. These deferred financing costs are being amortized over the life of the note. Amortization expense approximated $28,000, and $-0- for the years ended June 30, 2005 and 2004, respectively.

Accrued interest included in notes and interest payable approximated $16,000 and $22,000 at June 30, 2005 and June 30, 2004, respectively. Interest expense approximated $16,000 and $22,000 for the years ended June 30, 2005 and 2004, respectively.

11.   Common stock subject to redemption

In April 2005, one month prior to entering into the Asset Purchase Agreement, $825,000 of SCG convertible debt was converted into 8.25 membership interests at a conversion ratio of 1 interest for each $100,000 of convertible debt. The debt holders were also issued an additional 16,500 common shares of Innopump in connection with the convertible notes (see Notes 2 and 10(a)).

A provision in the Asset Purchase Agreement provided the prior debt holders a put option whereby they could sell their Innopump shares back to the Company between September 30, 2006 and October 30, 2006 at an amount equal to the principal and interest which would have been due upon conversion. The aggregate amount of $887,403 (which includes $62,403 in accrued interest through the conversion date) is included on the balance sheet as a liability.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


12.   License agreement and sublicense agreement

License Agreement

In August 2001, SCG entered into a License Agreement ("License Agreement") with Anton Brugger for the exclusive right to manufacture and sell the dual dispenser. In January 2003, the License Agreement was amended and restated between SCG (the "Licensee") and Gerhard Brugger (the "Licensor", an assignee of Anton Brugger). The term of the license will be in effect for the next twenty two years. Gerhard Brugger is also one of the Company's major stockholders.

The License Agreement calls for royalties to be paid to the Licensor 30% of all gross revenues with respect to sublicensing agreements in which the Licensee does not manufacture the dispenser. With respect to the sale of the dispenser and products derived thereof, rates will vary between 5% and 8.5%.

To maintain its exclusive rights, the Licensee will also be obligated to pay a "Minimum Royalty" which is paid in monthly equal installments in advance. Aggregate future minimum royalty payments are as follows:

              For the year
             ending June 30,          Minimum Royalty
          -------------------------------------------
                   2006               $       250,000
                   2007                       350,000
                   2008                       450,000
                   2009                       525,000
                   2010                       575,000
            2011 and thereafter            13,950,000
                                      ---------------
                                      $    16,100,000
                                      ===============


In addition to the minimum royalty payment, the Licensee will also pay to the Licensor $7,000 per month from inception of the License Agreement through June 2004 and $12,500 per month from July 2004 through the duration time that technical support is required by the Licensee. The payments for technical support may be terminated at any time by either party upon written notice delivered at least three months prior to termination.

Royalty and technical support expenses aggregated $300,000 and $171,500 for the years ended June 30, 2005 and 2004, respectively. At June 30, 2005, the Licensor was due approximately $284,000 consisting of $200,000 in royalties, $75,000 in technical support and $9,000 in reimbursable travel expenses.

On June 16, 2006, the Licensor signed a waiver of defaults whereby payments in arrears due through June 2006 of $525,000 would be paid as follows: $100,000 no later than September 30, 2006, an aggregate total of $250,000 of the unpaid balance no later than the earlier of December 31, 2006 or within ten business days of a merger transaction with CARS, $75,000 on January 1, 2007, $100,000 on April 1, 2007, and $100,000 on July 1, 2007. In addition, the licensor agreed to accept royalties as calculated on actual shipments after June 30, 2006 through June 30, 2007 to be paid monthly and the cumulative difference between minimum monthly royalties and actual monthly royalties to be paid no later than June 30, 2007 as long as the technical consultant payments are made in accordance with the License Agreement.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


12.   License agreement and sublicense agreement (continued)

Sublicense Agreement

On May 1, 2005, SCG (the "Sub-licensor") entered into a sub-license agreement with the Company (the "Sub-licensee") whereby SCG assigned to the Company all rights, titles and interests that the Sub-licensor has in the Amended and Restated License Agreement dated January 1, 2003 between SCG and Gerhard Brugger. In consideration for the assignment and patent rights thereunder, the Company agreed to pay SCG a sublicense fee of $600,000, $150,000 to be paid on January 31, 2006, $150,000 on May 1, 2006, $150,000 on May 1, 2007 and $150,000
on May 1, 2008. In addition the Company agreed to pay the royalties due under the original Amended and Restated License Agreement either directly to the original licensor or to SCG. The Company also agreed to pay SCG a royalty of 3% of the first $100 million of gross revenues. The first two payments aggregating $300,000 were not paid when due.

On July 13, 2006, the agreement was amended and the $300,000 payment was deferred, with $150,000 being due upon the merger of the Company with CARS (see
Note 3) but in no event later than October 31, 2006 and $150,000 on March 31, 2007. In addition the 3% royalty was amended to be paid on the first $130 million in sales.


13.   Lease payable

On March 10, 2004, the Company entered into a lease for the purchase of equipment with a vendor that manufactured component parts for the Company. The lease was for the purchase of seven molds in the amount of approximately $179,000. the Company paid approximately $35,000 as a down payment and entered into a lease for the balance of $144,000. The total amount of the lease, including interest, was to be paid quarterly in equal installments of approximately $14,000. At June 30, 2005, the principal balance due on the lease was approximately $82,000. On November 15, 2005, the Company terminated its relationship with this vendor and paid the lease in full. The Company received title to the related equipment.


14.   Related party transactions

Consulting Agreement

In April 2005, the Company entered into a three-year consulting agreement with an entity owned by a stockholder which provides for an annual fee of $65,000 in the first year and $50,000 the following two years. The fees are payable as follows: $15,000 upon execution of the agreement and quarterly thereafter commencing with equal installments payable on June 30, September 30, December 31 and March 30 thereafter.

Leases

During the year ended June 30, 2004, the Company leased office space on a month-to-month basis from an entity controlled by one of its stockholders. The sublease was terminated in April 2004. Rent expense for the year ended June 30, 2004 was approximately $41,000 as related to this sublease.

Effective May 1, 2004, the Company entered into a lease agreement for its corporate offices and started to sublease office space to various related entities (See Note 17, Lease Agreement). As of June 30, 2005, the Company had sublease income receivable of approximately $31,000 due from its affiliates. These affiliates include two entities owned by certain stockholders and officers of the Company.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



14.   Related party transactions (continued)

Due to Related Parties

Due to related parties of approximately $116,000 and $114,000 at June 30, 2005 and 2004, respectively, consists of unpaid payroll, consulting fees and other miscellaneous expenses.


15.   Stockholders' deficit

Capitalization

The Company's initial authorized capitalization consists of 2 million shares of common stock, $.0001 par value and 1 million shares of preferred stock, no par value. Each share of common and preferred has one vote in all matters.

Issuance of Common Stock

In May 2005, all members of SCG were given upon execution of the Asset Purchase Agreement (see Note 2) 2,000 founder shares of the Company's common stock for each membership interest in SCG, resulting in the issuance of 220,000 founder shares of common stock. In addition, the Licensor of the dual dispenser (see
Note 8) was given 26,000 founder shares of the Innopump common stock in May 2005. These transactions resulted in the issuance of an aggregate of 246,000 shares of founders stock by the Company.


16.   Income taxes

Income taxes have been recorded under SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carry forwards.

At June 30, 2005, Innopump had allowable net operating loss ("NOL") carry-forwards for federal and state purposes approximating $1.7 million. These losses are available for future years and expire through 2026. Utilization of these losses may be limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

The Company has taken a 100% valuation allowance against the deferred tax asset attributable to the NOL carry-forwards ($760,000 at June 30, 2005), due to the uncertainty of realizing the future tax benefits. The increase in valuation allowance is primarily attributable to the Company's net operating loss incurred during the year ended June 30, 2005.

SCG incurred operating losses for all periods presented. Management believes that any pro forma deferred tax asset that would have been generated from these losses, had the entity been subject to corporate taxes, would have been subject to a 100% valuation allowance.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


16.   Income taxes (continued)

A reconciliation of income tax expense computed at the U.S. federal, state and local statutory rates and the Company's effective tax rate is as follows:

                                     Year Ended      Year Ended
                                       June 30,       June 30,
                                        2005            2004
                                     ------------   ------------

Statutarory federal income tax
  expense                                  (34) %            (34) %

State and local (net of federal
  benefits) income tax                     (10)              (10)

Valuation Allowance                         44                44
                                     ------------   ------------
                                            --  %             --  %
                                     ============   ============


17.   Commitments and contingencies

Employment Agreement

In July 2003, the Company entered into a three-year employment agreement (the "Employment Agreement) with an officer. The Employment Agreement provides for commission compensation with respect to certain customers who become customers of the Company as a direct result of the officer's efforts. The annual commission compensation is determined as a percent of net sales from such customers at a rate of 2.5% of the first $7 million of sales and 5% of any sales exceeding $7 million. The Company has the right to convert the commission compensation to a fixed annual salary of $250,000. In addition, the officer was granted 5 membership interests at the inception of the Employment Agreement.

On January 1, 2004, the Employment Agreement was amended whereby the officer was granted 5 additional membership interests which vested immediately.

In May 2005, the officer was given 2,000 founder shares of the Company's common stock for each membership interest in SCG, resulting in the issuance of 20,000 founder shares of Innopump stock at the time of the asset purchase (see Note 2).

On April 26, 2006, the Employment Agreement was again amended to provide for annual compensation of $200,000 effective March 1, 2006, in exchange for the termination of any amount due with respect to the commission compensation. All other terms remained the same as defined in the original agreement.

Consulting Agreement

On February 1, 2004, the Company entered into a one-year consulting agreement, with a sales representative which calls for commissions of 3% of sales on certain defined exclusive accounts and commissions of 1.5% of sales from defined non-exclusive accounts. In addition, the representative will receive 2,000 Euro (2,417 U.S. dollars) per month as a draw against future commissions, 50% of such funds to be subtracted from commission payments annually. To date, commissions have not exceeded the annual draw.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


17.   Commitments and contingencies (continued)

Lease Agreement

In April 2004, the Company entered into a five-year lease agreement through April 30, 2009 for rental of office facilities. The lease provides for annual rent of approximately $137,000 commencing August 1, 2004 and escalations for cost of living adjustments and for the Company's proportionate share of increases in real estate taxes and maintenance costs.

Aggregate future minimum rental payments are as follows:

          YEAR ENDING JUNE 30,    MINIMUM RENT PAYMENTS
          --------------------    ---------------------


                  2006                        $ 137,000
                  2007                          137,000
                  2008                          137,000
                  2009                          114,000
                                  ---------------------
                                              $ 525,000
                                  =====================


Gross rent expense aggregated approximately $126,000 for the year ended June 30, 2005.

The Company subleases on a monthly basis a portion of the facility to entities affiliated with certain officers and stockholders of the Company. Sublease income, inclusive of utilities reimbursements approximated $82,000 for the year ended June 30, 2005. These payments have varied over the course of the lease due to reallocation of the space with other tenants.

Potential Merger with CARS (see Note 3)

The Asset Purchase Agreement provided for an additional contingent payment of $600,000 to SCG in the event of an asset sale, merger, or debt or equity offering (of at least $3 million) on behalf of the Company. However, the Asset Purchase Agreement was amended on July 10, 2006 whereby the $600,000 contingent payment was rescinded.

If the Company is acquired by CARS, Ocean Drive will receive warrants to purchase 800,000 shares of the Company's common stock at an exercise price of $0.10 per share. The Asset Purchase Agreement also includes a call option whereby Ocean Drive may purchase $400,000 of common stock in the Company, for a two-year period, once there is written acknowledgement that the Company will not enter into an acquisition transaction.

In addition, in connection with the above transaction, the investment banker, Sloan Securities Corp., will receive five year warrants to purchase 80,000 shares of the Company's common stock at an exercise price of $0.10 per share if the Company is acquired. The agreement also includes a call option whereby Sloan Securities Corp. may purchase $40,000 of common stock in the Company, for a two year period, once there is written acknowledgement that the Company will not enter into an acquisition transaction.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


17.   Commitments and contingencies (continued)

Potential Merger with CARS (continued)

The holder of the note dated April 22, 2005 (see Note 9c) who is a related party was granted warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $0.10 per share for a period of five years, if the Company is acquired by a publicly traded company. The related party was also granted a call option to purchase $250,000 of common stock in the Company, for a two year period, once there is written acknowledgement that the Company will not enter into an acquisition transaction.

The holders of the notes dated June 30 and July 6, 2005 notes (see Note 8(b) and
Note 19, Notes Payable respectively) were each granted warrants to purchase 200,000 shares of the Company's common stock at an exercise price of $0.10 per share for a period of five years, if the Company is acquired by a publicly traded company. The parties were also each granted a call option to purchase $100,000 of common stock in the Company, for a two-year period, once there is written acknowledgement that the Company will not enter into an acquisition transaction.

The holders of the notes dated July 19, 2005 (see Note 19, Notes Payable) were granted warrants to purchase 800,000 shares of the Company's common stock at an exercise price of $0.10 per share for a period of five years, if the Company is acquired by a publicly traded company. The parties were also granted a call option to purchase $400,000 of common stock in the Company, for a two year period, once there is written acknowledgement that the Company will not enter into an acquisition transaction.

The holder of the note dated October 11, 2005 (see Note 19, Notes Payable) was granted warrants to purchase 208,567 shares of the Company's common stock at an exercise price of $0.10 per share for a period of five years, if the Company is acquired by a publicly traded company. The lender was also granted a call option to purchase $104,284 of common stock in the Company, for a two year period, once there is written acknowledgement that the Company will not enter into an acquisition transaction.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of the Company's cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers and third party payers and, believes that its accounts receivable credit risk exposure is limited. The Company places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. The Company does not require collateral or other security to support financial instruments subject to credit risk.


18.   Major customers

The Company generated revenues from two customers during fiscal 2005 and one customer in 2004 aggregating approximately $108,000 and $83,000, respectively. Accounts receivable from these customers aggregated approximately $3,000 and $-0- at June 30, 2005 and 2004, respectively.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


19.   Subsequent events

Notes Payable

On July 6, 2005, the Company signed a $50,000 promissory note with an individual. The note bears interest at 8%, is collateralized by the assets of the Company, and is due with interest in 180 days. The note was not paid when due and on January 17, 2006 the maturity date was extended (see Note Payable Extensions described below).

On September 9, 2005, Ocean Drive loaned the Company an additional $350,000 under identical terms of the note dated October 19, 2004 (see Note 8a). The note bears interest at 8% per annum due at maturity, is secured by the assets of the Company and matures on the earlier of December 28, 2006 or upon the occurrence of events of default as stipulated in the agreement, which includes upon completion of the proposed merger transaction with CARS as described in Note 3.

On October 11, 2005, the Company agreed to convert $104,284 in legal fees to debt and issued a secured promissory note. The note bears interest at 8%, is collateralized by the assets of the Company, and is due with interest on October 31, 2006.

On October 18, 2005, in connection with the non-binding term sheet, the Company borrowed $1.5 million under the terms of two secured promissory notes for $750,000 each from Mellon Bank. The notes will mature at the earlier of October 18, 2006, the date at which the proposed merger transaction with CARS occurs, or upon default. All principal and interest on the notes will be due at maturity. The notes bear interest at a fixed rate of 10% for the first four months of the term of the note and 15% thereafter.

In March 2006, the Company borrowed an additional $500,000 under the terms of two secured promissory notes for $250,000 each from Mellon Bank. The notes bear interest and mature under the same terms of the October 2005 secured promissory notes.

On June 26, 2006, the Company borrowed an additional $1,000,000 under the terms of two secured promissory notes for $500,000 each from Mellon Bank. The notes bear interest and mature under the same terms of the October 2005 secured promissory notes.

Convertible Note Payable

On July 19, 2005, the Company received $400,000 under the terms of a convertible promissory note. The note bears interest at 8%, is collateralized by the assets of the Company, and is due with interest on January 15, 2006. The note is convertible into common stock of the Company at any time after there is written acknowledgement that an acquisition transaction will not occur or may be converted into the right to receive other securities, cash or other property that would have been receivable upon a recapitalization, merger, share exchange or acquisition transaction based on the number of shares issuable upon conversion of the note immediately prior to such transaction. The note was not paid when due. On January 17, 2006, the lender agreed to extend the due date of the note to June 15, 2006. On June 20, 2006, the notes were extended to July 30, 2006 (see Convertible Note Extensions described below).

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


19.   Subsequent events (continued)

Note Payable Extensions

On July 20, 2005, the holder of the note issued on October 19, 2004 in the amount of $300,000 (see Note 8a), agreed to extend the due date to December 28, 2006. On August 15, 2005, as part of the terms of an extension to CARS to meet the required liquidity provision of the proposed merger, CARS granted the Company the right to force the conversion of this note to equity upon completion of the merger with CARS.

On January 17, 2006, three holders of promissory notes in the aggregate of $350,000 (see Note 8(b), 9(c) and Notes Payable described here above), including a related party note in the amount of $250,000, agreed to extend the due date of the related debt to June 15, 2006. On June 20, 2006, the lenders agreed to extend the due date of the debt to July 30, 2006. The interest rate on the notes will accrue at the default rate of interest of 14%, commencing June 16, 2006 until maturity.

Convertible Note Extensions

On July 20, 2005, the holder of the convertible note issued on December 28, 2004 in the amount of $400,000 (see Note 10b), agreed to extend the due date by one year to December 28, 2006. On August 15, 2005, as part of the terms of an extension to CARS to meet the required liquidity provision of the proposed merger, CARS granted the Company the right to force the conversion of the note issued on December 28, 2004 to equity upon completion of the proposed merger transaction with CARS.

On January 17, 2006, the holder of a convertible promissory note issued on July 19, 2005 in the amount of $400,000 agreed to extend the due date of the debt to June 15, 2006. On June 20, 2006, the lender agreed to extend the due date of the debt to July 30, 2006. The interest rate payable on the notes will accrue at the default rate of interest of 14%, commencing June 16, 2006 until maturity (see Convertible Note Payable described above).

Related Party Transactions

On June 21, 2006, the Company, entered into a Sublicense Agreement (the "Sublicense Agreement") with VDM, an entity majority owned by the stockholders and officers of the Company. The Sublicense Agreement grants VDM the exclusive right to exploit and market the Dispensers through direct response marketing and non-exclusively through other selected channels of distribution in consideration of a 3.5% royalty based on sales and the purchase of certain minimum quantities on an annual basis. The minimum order quantities to maintain exclusivity are 40,000 dispensers for the period of inception through December 31, 2006, 75,000, and 115,000 for the calendar years 2007 and 2008 respectively and a 5% increase annually thereafter for the term of the Sublicense Agreement. The Sublicense Agreement has a term which is identical to the term of that certain Amended and Restated License Agreement dated as of January 1, 2003 between Gerhard Brugger and SCG which was subsequently sublicensed to the Company (see Note 12).